UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

LION COPPER CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55139	98-1664106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

517 West Bridge St., Suite A
 Yerington, Nevada, United States 89447
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (775) 463-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, without par value	LCU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 19, 2026, Lion Copper Corp. (the "Company") issued a news release announcing that its common shares commenced trading on the Nasdaq Capital Market under the trading symbol "LCU," effective October 19, 2026. The Company's common shares continue to trade on the Canadian Securities Exchange under the symbol "LCU." Shareholders are not required to take any action in connection with the Nasdaq uplisting.

The Company also announced that it has retained Renmark Financial Communications USA Inc. ("Renmark") to provide investor relations services. The Company will pay Renmark cash fees of up to US$10,000 per month for a seven-month period beginning November 15, 2026 and ending June 15, 2027, and monthly thereafter. Renmark has no direct or indirect interest in the Company or its securities, or any right or intent to acquire such an interest.

A copy of the news release dated October 19, 2026 is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News release dated October 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LION COPPER CORP.

Date: October 19, 2026

By: /s/ Maria Milagros Paredes
Maria Milagros Paredes
Chief Financial Officer